SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Nile, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	91-1963165 (I.R.S. Employer Identification No.)

705 Fifth Avenue South, Suite 900, Seattle, WA 98104
(Address of principal executive offices and zip code)

2004 Equity Incentive Plan
2004 Non-Employee Directors’ Stock Option Plan
(Full title of the plan)
Mark C. Vadon
President and Chief Executive Officer
Blue Nile, Inc.
705 Fifth Avenue South, Suite 900
Seattle, WA 98104
Tel: 206-336-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John M. Geschke, Esq.
Cooley Godward llp
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price per Share (2)	Offering Price (2)	Registration Fee
Stock Options and Common Stock, par value $.001 per share	908,523 shares	$31.63	$28,736,582.49	$3,074.81

(1)	This Registration Statement shall cover any additional shares of common stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant outstanding common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq National Market on March 15, 2006, for (i) 866,523 shares reserved for future grant pursuant to the Registrant’s 2004 Equity Incentive Plan and (ii) 42,000 shares issuable pursuant to the Registrant’s 2004 Non-Employee Directors’ Stock Option Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
     The contents of Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 20, 2004 (File No. 333-115700) and April 8, 2005 (File No. 333-123962) are incorporated by reference herein.
EXHIBITS

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Blue Nile, Inc.

4.2(2)	Amended and Restated Bylaws of Blue Nile, Inc.

4.3(3)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward llp.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward llp (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(4)	Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.2(5)	Form of Stock Option Agreement pursuant to the 2004 Equity Incentive Plan.

99.1.3(6)	Blue Nile, Inc. Stock Grant Notice pursuant to the 2004 Equity Incentive Plan.

99.2.1(7)	Blue Nile, Inc. 2004 Non-Employee Directors’ Stock Option Plan.

99.2.2(8)	Form of Stock Option Agreement pursuant to the Blue Nile, Inc. 2004 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.1 to Blue Nile, Inc.’s Form 10-Q for the quarterly period ended July 4, 2004 (No. 000-50763), as filed with the Securities and Exchange Commission on August 6, 2004, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to Blue Nile, Inc.’s Registration Statement on Form S-1 (No. 333-113494), as filed with the Securities and Exchange Commission on March 11, 2004, as amended, and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.2 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on May 4, 2004, as amended, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4.1 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on April 19, 2004, as amended, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.4.2 to Blue Nile, Inc.’s Form 10-K for the annual period ended January 2, 2005 (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.1 to Blue Nile, Inc.’s Current Report on Form 8-K (No. 000-50763), as filed with the Securities and Exchange Commission on December 13, 2004 and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.2.1 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on May 4, 2004, as amended, and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.2.2 to Blue Nile, Inc.’s Form 10-K for the annual period ended January 2, 2005 (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.

UNDERTAKINGS
1.     The undersigned registrant hereby undertakes:
     (a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i)     To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 17, 2006.

Blue Nile, Inc.
By:	/s/ Mark C. Vadon
Mark C. Vadon
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Mark C. Vadon and Diane M. Irvine, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Vadon Mark C. Vadon	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2006
/s/ Diane M. Irvine Diane M. Irvine	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 17, 2006
/s/ Joseph Jimenez Joseph Jimenez	Director	March 17, 2006
/s/ Augustus O. Tai Augustus O. Tai	Director	March 17, 2006
/s/ Mary Alice Taylor Mary Alice Taylor	Director	March 17, 2006
/s/ W. Eric Carlborg W. Eric Carlborg	Director	March 17, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Blue Nile, Inc.

4.2(2)	Amended and Restated Bylaws of Blue Nile, Inc.

4.3(3)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward llp.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward llp (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(4)	Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.2(5)	Form of Stock Option Agreement pursuant to the 2004 Equity Incentive Plan.

99.1.3(6)	Blue Nile, Inc. Stock Grant Notice pursuant to the 2004 Equity Incentive Plan.

99.2.1(7)	Blue Nile, Inc. 2004 Non-Employee Directors’ Stock Option Plan.

99.2.2(8)	Form of Stock Option Agreement pursuant to the Blue Nile, Inc. 2004 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.1 to Blue Nile, Inc.’s Form 10-Q for the quarterly period ended July 4, 2004 (No. 000-50763), as filed with the Securities and Exchange Commission on August 6, 2004, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to Blue Nile, Inc.’s Registration Statement on Form S-1 (No. 333-113494), as filed with the Securities and Exchange Commission on March 11, 2004, as amended, and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.2 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on May 4, 2004, as amended, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4.1 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on April 19, 2004, as amended, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.4.2 to Blue Nile, Inc.’s Form 10-K for the annual period ended January 2, 2005 (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.1 to Blue Nile, Inc.’s Current Report on Form 8-K (No. 000-50763), as filed with the Securities and Exchange Commission on December 13, 2004 and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.2.1 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on May 4, 2004, as amended, and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.2.2 to Blue Nile, Inc.’s Form 10-K for the annual period ended January 2, 2005 (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.